Exhibit 10(b)

INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Amendment No.
55 to Registration Statement No. 2-75503 on
From N1-A of Maxim Series Fund, Inc. of our report dated January 30, 1998, and to the reference to us under the heading
"Independent Auditors" appearing in the
prospectus, which is part of such
Registration Statement.


/s/  Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
April 24, 1998